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                                                                    Exhibit 99.1

Contact:    CIC
            Chantal Eshghipour
            Phone: 650-802-7740
            Email: investorrelations@cic.com

                   CIC CLOSES ASSET ACQUISITION OF PENOP LTD.


REDWOOD SHORES, CA, OCTOBER 10, 2000 - (Nasdaq: CICI) Communication Intelligence Corporation ("CIC"), the leading supplier of natural input and electronic signature solutions, announced today that it has completed the acquisition of certain assets, without assuming any of the liabilities, of PenOp Ltd., a global leader of e-signature solutions, including PenOp's intellectual property and certain global strategic alliance partnership agreements, in exchange for 4.7 million shares of common stock.

Hot on the heels of legislation legalizing electronic signatures in the US, UK and Canada, and pending legislation in several other major countries around the world, the PenOp acquisition consolidates CIC's strength in technology and market presence. The acquisition expands CIC's global customer base and distribution channel while providing the broadest array of e-signature and natural input solutions to offer this expanding global market.

As business and government prepare to transact and execute documents online with digital signatures, CIC with the acquisition of PenOp's intellectual property has expanded its breath of technologies for electronic approval in the digital marketplace. The acquisition supports and extends CIC's diverse family of electronic signature products that make it easy and affordable for any size organization to sign electronically, regardless of input device.

"With global e-signature laws now in place, organizations will accelerate the move toward efficient and legally binding paperless transactions in the B2B and G2B markets," according to Guido DiGregorio, President and CEO of CIC. "While the handwritten signature remains the most recognized, legally effective, and secure way to authorize a document today, with the acquisition of PenOp and its patents, CIC has expanded its product base and now offers signature solutions utilizing a variety of informetric and biometric devices. CIC's natural pen input solutions on PDA's and smartphones provides a base for CIC to dominate the global pen/signature market by enabling organizations to standardize on a single solution to execute legally binding e-signatures."

ABOUT CIC

Communication Intelligence Corporation (CIC) is the leading supplier of natural input and electronic signature solutions for wireless Internet and e-Commerce applications. The Company's core software technologies include multilingual handwriting recognition systems, dynamic signature verification, natural messaging, and operating system extensions that enable pen input. CIC's products are designed to increase the ease of use, functionality, and security of wireless electronic devices ranging from handheld companions to cellular phones. Key licensees of the Company's technologies include Ericsson, Fujitsu, Hitachi, Mitsubishi, National Semiconductor
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and Symbian. CIC is headquartered in Redwood Shores, California and has a joint venture, CICC, in Nanjing, China. For more information, please visit our website at WWW.CIC.COM.

ABOUT PENOP

PenOp is a global leader in providing legally binding, technology-neutral electronic signature technology for eBusiness. PenOp's patented, online signing process gathers the Digital Evidence(TM) transcript required to replacE pen and paper signatures. A pioneer in handwritten digital signatures, PenOp serves customers in 32 countries with Ready to Sign(TM) solutions built into e-commerce, forms management and workflow applications by major commercial and government organizations. PenOp markets its products with its strategic alliance partners including: Adobe Systems, Inc., Citrix Systems Inc., Microsoft Corporation, Palm Computing, Entrust Corporation, Xcert International, Valicert, Documentum Inc., FileNET Corporation, JetForm Corporation, OpenText, Optika, Siebel Systems Inc., Staffware, Wacom Technology Corporation and WinTime Electronics Corp.

PenOp solutions are available for Palm Computing(TM) and Microsoft(R) Windows CE, NT, 95, 98 and 2000 platforms. TO date hundreds of businesses and government agencies have achieved paperless processes using PenOp products to seal a contract, open a new account or sign a receipt without paper. For more information about PenOp visit their website at www.penop.com. PenOp's latest US Patent number 6,091,835 complements its earlier patents including US Patent Nos. 5,544,255, 5,644,655, 5,647,017,5,818,955, and 6,064,751, New Zealand Patent No.
292439 and Australia Patent No. 688,589. These patents recognize that the core components of an electronic signature process are to identify the signers, establish their intent and store a tamper proof document with a visible and verifiable audit trail of the signing process.

Certain statements contained in this press release, including without limitation, statements containing the words "believes", "anticipates", "hopes", "intends", "expects", and other words of similar import, constitute "forward looking" statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual events to differ materially from expectations. Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of products; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect the Company's business; (3) the Company's inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and (4) general economic and business conditions and the availability of sufficient financing.

CIC and, its logo are registered trademarks of Communication Intelligence Corporation. All other trademarks are properties of their respective owners.